EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Unaudited Results for Its First Quarter Ended December 31, 2009

•	Consolidated revenue increased for the second consecutive quarter

•	Gross margins improved significantly sequentially and year-over-year

•	Guidance - approximately 10% increase in sequential quarterly revenue

ALBUQUERQUE, New Mexico, February 9, 2010 – EMCORE Corporation (NASDAQ: EMKR – News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced unaudited financial results for its first quarter ended December 31, 2009.

Revenue:
Revenue for the first quarter of fiscal 2010 ended December 31, 2009 was $42.4 million, an increase of $1.9 million, or 5%, from $40.5 million reported in the immediately preceding quarter ended September 30, 2009.

On a segment basis, revenue for the Photovoltaics segment was $16.8 million, an increase of $0.4 million, or 3%, from $16.4 million reported in the immediately preceding quarter with the increase due to a 14% increase in revenue from satellite solar power products offset by a decrease in revenue from terrestrial concentrated photovoltaic (CPV) products.  The Photovoltaics segment accounted for 40% of the Company's consolidated quarterly revenue for both the three months ended December 31, 2009 and September 30, 2009.

Revenue for the Fiber Optics segment was $25.6 million, an increase of $1.5 million, or 6%, from $24.1 million reported in the immediately preceding quarter with the increase concentrated primarily in the Company’s cable television (CATV) product lines.  The Fiber Optics segment accounted for 60% of the Company's consolidated quarterly revenue for both the three months ended December 31, 2009 and September 30, 2009.

Gross Profit:
On a GAAP basis, the consolidated gross profit was $8.0 million, an improvement of $3.9 million, or 97%, from a $4.1 million gross profit reported in the immediately preceding quarter and an improvement of $6.4 million when compared to the prior year period.  This represents the Company’s best gross profit performance since the quarter ended June 30, 2008.

On a segment basis, the first quarter Photovoltaics GAAP gross margin was 22.1%, a decrease from the 28.5% GAAP gross margin reported in the preceding quarter, but an increase from the 13.6% GAAP gross margin reported in the prior year period. After excluding certain adjustments, as set forth in the attached non-GAAP tables, the Photovoltaics first quarter non-GAAP gross margin of 22.1% improved when compared to the 10.6% non-GAAP gross margin in the preceding quarter.   As indicated in the attached non-GAAP tables, the Company reversed $2.9 million of inventory reserves in the preceding quarter relating to legacy CPV products that were sold during that period.

The Fiber Optics GAAP gross margin was 16.7%, a significant improvement from a negative 2.5% GAAP gross margin reported in the preceding quarter and a negative 1.1% GAAP gross margin reported in the prior year period.  The improvement in the Fiber Optics gross margin was due to improved gross margins across the majority of the Company’s product lines as well as lower inventory excess and obsolescence charges when compared to the preceding and prior year quarters.

Operating Loss:
On a GAAP basis, the consolidated operating loss was $11.9 million, an improvement of $2.0 million from an operating loss of $13.9 million reported in the preceding quarter.   This represents the Company’s best operating performance since the quarter ended June 30, 2008.  During the quarter, the Company incurred approximately $4.2 million in legal expenses related to patent litigation and other corporate legal charges arising principally from two trials held in the first quarter and $1.3 million in non-cash stock-based compensation expense from the surrender of stock options.  After excluding these expenses and certain other non-cash and other adjustments as set forth in the attached non-GAAP tables, the first quarter consolidated non-GAAP operating loss was $7.0 million, an improvement of $2.0 million, or 23%, from the non-GAAP operating loss of $9.0 million reported in the preceding quarter.

Net Loss:
On a GAAP basis, the consolidated net loss was $13.6 million, slightly above the net loss of $13.5 million reported in the preceding quarter.   On October 1, 2009, the Company entered into a $25 million equity line of credit arrangement that met all the criteria of a financial derivative instrument.  Non-cash costs incurred to enter into this derivative instrument of $1.4 million were expensed as incurred.  After excluding this expense and certain other non-cash and other adjustments as set forth in the attached non-GAAP tables, the first quarter consolidated non-GAAP net loss was $7.1 million, a $2.0 million improvement from the $9.1 million non-GAAP net loss reported in the preceding quarter.

On a GAAP basis, the first quarter net loss per share was $0.17, representing no change from the $0.17 net loss per share reported in the preceding quarter.  On a non-GAAP basis, the net loss per share was $0.09, an improvement of $0.02 per share from the $0.11 non-GAAP loss per share reported in the preceding quarter.

Order Backlog:
As of December 31, 2009, the Company had a consolidated order backlog of approximately $61.2 million, a $1.4 million, or 2%, decrease from the $62.6 million order backlog reported as of the end of the preceding quarter.  On a segment basis, the quarter-end Photovoltaics order backlog totaled $42.3 million, a $5.4 million, or 11%, decrease from $47.7 million reported as of the end of the preceding quarter with the decrease due entirely to the rescheduling of a portion of a major customer’s shipments beyond the Company’s twelve month backlog reporting horizon.  The quarter-end Fiber Optics order backlog totaled $18.9 million, a $4.0 million, or 26%, increase from $14.9 million reported as of the end of the preceding quarter with the increase being broad-based across customers and products.   The order backlog is defined as purchase orders or supply agreements accepted by the Company with expected product delivery and / or services to be performed within the next twelve months.

Liquidity Update:
As of December 31, 2009, cash, cash equivalents, current restricted cash, and available-for sale securities totaled approximately $16.5 million which represents a $0.4 million, or 2%, decrease from $16.9 million as of the end of the preceding quarter.  As of December 31, 2009, net working capital totaled $32.0 million.

During the three months ended December 31, 2009, the Company consumed $1.2 million in cash from operations and, over the last three quarters, consumed only $189,000 in cash from operations due primarily to improved working capital management.   The first quarter represents the fourth consecutive quarter that the Company has generated cash from the reduction of inventory.   During the last twelve months, the Company monetized approximately $25.5 million of inventory, generated $16.9 million in cash from lowering its accounts receivable balances and achieved positive cash flow from operations during the quarters ended June 30, 2009 and September 30, 2009.

The Company maintains a $14 million credit facility with Bank of America and, on October 1, 2009, closed a two-year $25 million committed equity line of credit facility with the Commerce Court Small Cap Value Fund, Ltd.  In addition, the Company continues to evaluate its capital requirements and alternative sources of capital.  With respect to the separation of its Fiber Optics and Photovoltaics businesses, the Company announced on February 3, 2010 that it has entered into an agreement to sell 60% of its Fiber Optics business to and enter into a joint venture with the Tangshan Caofeidian Investment Corporation.

Business Outlook:
For the second quarter of fiscal 2010 ending March 31, 2010, the Company expects consolidated revenue to be in the range of $45 to $47 million with increases in both the Photovoltaics and Fiber Optics segments.

Conference Call:
EMCORE will discuss its unaudited results for its first quarter ended December 31, 2009 on a conference call to be held on Wednesday, February 10, 2010 at 4:30 pm ET.  To participate in the conference call, U.S. callers should dial (toll free) 888-587-0613 and international callers should dial 719-325-2352.  The access code for the call is 7863504.  A replay of the call will be available beginning February 10, 2010 at 8:00 p.m. EST until February 17, 2010 at 11:59 p.m. EST.  The replay call-in number for U.S. callers is 888-203-1112, for international callers it is 719-457-0820, and the access code is 7863504.  The call also will be web cast via the Company's web site at http://www.emcore.com.  Please go to the site beforehand to download any necessary software.

About EMCORE:
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optics, satellite and solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE's Photovoltaics segment provides products for both satellite and terrestrial applications.  For satellite applications, EMCORE offers high efficiency gallium arsenide (GaAs) solar cells, covered interconnected cells (CICs) and panels.  For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward–Looking Statements:
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934.  These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.  These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases.  Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements.  Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward–looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the impact on the Company, our customers and our suppliers from the current domestic and international economic and financial market conditions; (b) the success of our cost reduction efforts in achieving their expected benefits, due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (c) delays and other difficulties in commercializing new products; (d) the failure of new products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; and (f) other risks and uncertainties described in our filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.  All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements.  We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our Annual Report on Form 10-K.  Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the Securities and Exchange Commission.  We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
For the three months ended December 31, 2009 and 2008
(in thousands, except loss per share)
(unaudited)
	For the Three Months Ended December 31,
	2009	2008

Revenue	$42,401	$54,056

Cost of revenue	34,397	52,467

Gross profit	8,004	1,589

Operating expenses:
Selling, general, and administrative	12,423	12,159
Research and development	7,513	8,110
Impairments	-	33,781
Total operating expenses	19,936	54,050

Operating loss	(11,932)	(52,461)

Other (income) expense:
Interest income	(2)	(50)
Interest expense	116	195
Foreign exchange loss	232	472
Loss from financing derivative instrument	1,360	-
Impairment of investment	-	367

Total other expense	1,706	984

Net loss	$(13,638)	$(53,445)

Per share data:
Net loss per basic and diluted share	$(0.17)	$(0.69)

Weighted-average number of basic and diluted shares outstanding	81,113	77,816

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
As of December 31, 2009 and September 30, 2009
(in thousands)
(unaudited)
	As of December 31, 2009	As of September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$15,138	$14,028
Restricted cash	4	1,521
Available-for-sale securities	1,350	1,350
Accounts receivable, net of allowance of $6,640 and $7,125, respectively	40,726	39,417
Inventory, net	31,454	34,221
Prepaid expenses and other current assets	4,550	4,712

Total current assets	93,222	95,249

Property, plant and equipment, net	52,719	55,028
Goodwill	20,384	20,384
Other intangible assets, net	12,424	12,982
Long-term restricted cash	163	163
Other non-current assets, net	720	753

Total assets	$179,632	$184,559

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities:
Borrowings from credit facility	$10,678	$10,332
Short-term debt	843	842
Accounts payable	28,632	24,931
Accrued expenses and other current liabilities	21,042	21,687

Total current liabilities	61,195	57,792

Warrant liability	1,132	-
Other long-term liabilities	103	104

Total liabilities	62,430	57,896

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par, 5,882 shares authorized; no shares outstanding	-	-
Common stock, no par value, 200,000 shares authorized; 81,900 shares issued and 81,741 shares outstanding as of December 31, 2009; 80,982 shares issued and 80,823 shares outstanding as of September 30, 2009	692,942	688,844
Accumulated deficit	(574,471)	(560,833)
Accumulated other comprehensive income	814	735
Treasury stock, at cost; 159 shares as of December 31, 2009 and September 30, 2009	(2,083)	(2,083)
Total shareholders’ equity	117,202	126,663

Total liabilities and shareholders’ equity	$179,632	$184,559

Use of Non-GAAP Measures

The Company provides non–GAAP gross profit and gross margin, non–GAAP operating loss, and non–GAAP net loss and net loss per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. This press release also contains a reconciliation of each of these non–GAAP financial measures to its most comparable GAAP financial measure.

The Company believes that the additional non–GAAP measures are useful to investors in assessing the Company’s financial condition and performance. In particular, management believes it is appropriate in evaluating the Company’s operations to exclude gains or losses from specific accounts receivable and inventory write-downs, loss from firm purchase commitments, patent litigation and other corporate legal–related charges; impairment charges; foreign exchange gains and losses, losses from financial derivative instruments, and warranty, severance and restructuring–related expenses because these items would make results less comparable between periods. Management also uses these measures internally to evaluate the Company's operating performance, and the measures are used for planning and forecasting of future periods. In addition, financial analysts that follow our Company may focus on and publish both historical results and future projections based on non–GAAP financial measures. We also believe that it is in the best interest of our investors to provide non-GAAP information.

While management believes that these non–GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non–GAAP financial measures.  Our non-GAAP financial measures may not be reported by all of the Company's competitors and they may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. The Company compensates for these limitations by using these non–GAAP financial measures as supplements to GAAP financial measures and by providing reconciliations of the non–GAAP financial measures to their most comparable GAAP financial measures.

Non–GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non–GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non–GAAP financial measures to the most directly comparable GAAP financial measures as indicated in the tables below:

Non-GAAP Table Gross profit and margin Unaudited (in thousands, except percentages)	For the Three Months Ended December 31, 2009			For the Three Months Ended September 30, 2009
	Fiber Optics	Photovoltaics	Total	Fiber Optics	Photovoltaics	Total

Gross profit (loss) – GAAP	$4,288	$3,716	$8,004	(598)	$4,668	$4,070

Specific adjustments:
Inventory valuation	-	-	-	1,985	(2,937)	(952)
Product warranty	-	-	-	(245)	-	(245)
Loss on commitments	-	-	-	1,991	-	1,991

Gross profit – Non-GAAP	$4,288	$3,716	$8,004	3,133	$1,731	$4,864

Gross margin – GAAP	16.7%	22.1%	18.9%	(2.5% )	28.5%	10.0%

Gross margin – Non-GAAP	16.7%	22.1%	18.9%	13.0%	10.6%	12.0%

Non-GAAP Table Operating Loss Unaudited (in thousands)	For the Three Months Ended December 31, 2009	For the Three Months Ended September 30, 2009

Operating loss – GAAP	$(11,932)	$(13,915)

Specific adjustments:
Surrender of stock options	1,252	-
Provision for doubtful accounts	(450)	225
Corporate legal expense	4,163	2,779
Severance and restructuring-related expense	8	1,082
Inventory valuation	-	(952)
Product warranty	-	(245)
Loss on commitments	-	1,991

Operating loss – Non-GAAP	$(6,959)	$(9,035)

Non-GAAP Table Net Loss Unaudited (in thousands)	For the Three Months Ended December 31, 2009	For the Three Months Ended September 30, 2009

Net loss – GAAP	$(13,638)	$(13,532)

Specific adjustments:
Surrender of stock options	1,252	-
Provision for doubtful accounts	(450)	225
Corporate legal expense	4,163	2,779
Severance and restructuring-related expense	8	1,082
Inventory valuation	-	(952)
Product warranty	-	(245)
Loss on commitments	-	1,991
Foreign exchange loss (gain)	232	(481)
Loss from financing derivative instrument	1,360	-

Net loss – Non-GAAP	$(7,073)	(9,133)

Net loss per basic and diluted share – GAAP	$(0.17)	$(0.17)

Net loss per basic and diluted share – Non-GAAP	$(0.09)	$(0.11)

Contacts:

EMCORE Corporation
Silvia M. Gentile
Executive Offices
(505) 332-5000
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
info@ttcominc.com